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                                                                   EXHIBIT 23



[ALTSCHULER, MELVOIN AND GLASSER LLP LETTERHEAD]






                 CONSENT OF ALTSCHULER, MELVOIN AND GLASSER LLP

We consent to the reference to our firm under the capiton "Experts" and to the incorporation by reference of our report dated March 12, 1999 relating to the consolidated financial statements and financial statement schedules of Universal Automotive Industries, Inc. as of December 31, 1998, and for the year then ended in the Registration Statement on Form S-8 (File No. 33-97360) as filed with the Securities and Exchange Commission September 26, 1995.


ALTSCHULER, MELVOIN AND GLASSER LLP
Certified Public Accountants



/s/ Altschuler, Melvoin and Glasser LLP
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Chicago, Illinois
March 30, 1999